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                                                                   EXHIBIT 10.04




                          ATLANTIC DATA SERVICES, INC.

                        INCENTIVE STOCK OPTION AGREEMENT



            ATLANTIC DATA SERVICES, INC. (the "Company), in consideration of the value of the continuing services of ____________________ (hereafter called "optionee") which continuing services the grant of this option is designed to secure, and in consideration of the undertakings made herein by Optionee, and pursuant to its 1992 Incentive Stock Option Plan (hereinafter called the "Plan"), hereby grants to Optionee an option, evidenced by this option agreement, exercisable for the period and upon the terms hereinafter set out, to purchase _____ shares of Common Class A Stock ("Common Class A Stock") of the Company at a price of $__________.

            1. Term of Option - This option is granted and dated on the date set forth next above the signature shown (sometimes hereinafter called the "Date of Grant"), and will terminate and expire, to the extent not previously exercised, for ______(_____) years after the Date of Grant, or at such earlier time as may be specified in Section 4 hereof.

                        Except as otherwise provided in this Option Agreement or the Plan, Optionee shall have the right to acquire shares under this Option Agreement as follows:

                                    (a) As of the first anniversary of the Date
            of Grant and thereafter, Optionee may exercise rights to acquire 25% of the Option Shares;

                                    (b) As of the second anniversary of the Date
            of Grant and thereafter, Optionee may exercise rights to acquire an additional 25% of the Option Shares;

                                    (c) As of the third anniversary of the Date
            of Grant and thereafter, Optionee may exercise rights to acquire an additional 25% of the Option Shares; and

                                    (d) As of the fourth anniversary of the Date
            of Grant and thereafter, Optionee may exercise rights to acquire an additional 25% of the Option Shares.

            2. Non-Transferability - This option shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option is exercisable only by the optionee except otherwise provided in Section 4(F) (2) of the Plan.
Any transfer in violation hereof shall be void and of no effect and shall terminate this Option.

            3. Manner of Exercise - Shares of Common Class A Stock purchased upon exercise of the option shall at the time of purchase be paid for in full.
To the extent that the right to purchase shares has accrued hereunder, this option may be exercised from time to time by written notice to the Company stating the full number of shares with respect to which the option is being exercised and the time of delivery thereof, which shall be at least fifteen days after the giving of such notice unless an earlier date shall have been mutually agreed upon, accompanied by full payment for the shares by certified or official bank check or the equivalent thereof acceptable to the Company. At the time of delivery, the Company shall, without stock transfer or issue tax to the optionee (or other person entitled to exercise the option), deliver to the optionee (or to such other person) at the
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principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for such shares, provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply, upon exercise of this option, with applicable state and federal laws including, without limitation, the Securities Act of 1933 (the "Act")and Massachusetts General Laws Chapter
110A (the "State Act"). The Company shall also have the right to postpone the exercise of any option for such period as may be required for it with reasonable diligence to comply with applicable state and federal laws (including, without limitation, the Act and the State Act) upon exercise of an option. The Company, at the time of exercise, will require in addition that the registered owner deliver an investment representation in form acceptable to the Company and its counsel. At the time of exercise, the Company will also require that the registered owner execute and deliver the Shareholders Agreement attached hereto as Exhibit 1. The Company will place a legend on the certificate for such Common Class A Stock restricting the transfer of same per the Plan and the Shareholders Agreement. At no time shall the Company have any obligation or duty to register under the Act or the State Act or any other laws the Common Class A Stock issuable upon exercise of the options. As set forth in the Plan, the Company shall not be required, upon the exercise of any option, to issue or deliver shares hereunder prior to completion of registration or other qualification of such shares under any state or Federal law, rule or regulation as the Company shall determine to be necessary or desirable.

            4. Termination of Employment or Directorship.

                        (a) In the event that Optionee's employment by the Company and its Affiliates shall terminate (or if optionee is non-employee director and his directorship with the Company or an Affiliate shall terminate), and the provisions of Sections 4(F) (2), 4(F) (3) and 4(I) of the Plan do not apply, the options granted to optionee pursuant to this Plan shall terminate immediately.

                        (b) In the event that Optionee shall die (a) while in the employment of the Company (or an Affiliate) or (b) while he is a director of the Company or if the Optionee's employment by the Company (or an Affiliate) or his directorship on the Board of Directors is terminated because Optionee has become disabled within the meaning of Section 105(d) (4) of the Code, optionee, his estate, or beneficiary shall have the right to exercise his options at any time within twelve months from the date of (i) the death of such optionee or
(ii) termination of his employment due to disability, as the case may be, to the same extent Optionee was entitled to exercise such option as of the date of such death or termination due to disability. Notwithstanding the foregoing, the provisions of this Paragraph (b) shall be subject to Sections 4(B), 4(H), and 4(I) of the Plan as may earlier terminate the option.

                        (c) In the event that termination of employment or directorship is due to retirement with the consent of the Company, the optionee shall have the right to exercise his option at any time within three months after such retirement to the extent he was entitled to exercise the same immediately prior to retirement. Notwithstanding the foregoing, the provisions of this Paragraph (c) shall be subject to Sections 4(B), 4(H), and 4(I) of the Plan as may earlier terminate the option.
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                        (d) In no event shall this option give optionee (or his
successor) a right to acquire any greater number of shares than he had the right to acquire on the date of his termination.

            5. Adjustments on Recapitalization - The aggregate number of shares of Common Class A Stock covered by this option, and the exercise price per share, of set forth in this option shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Company resulting from the subdivision or consolidation of common stock shares, or the payment of a stock dividend after the date of grant of this Option, or other increase in such common shares effected without receipt of consideration by the Company (but there shall be no such proportional adjustment by virtue of, or in connection with, the conversion of shares of Special Common Stock which are presently issued and outstanding into shares of common stock of the Company), provided, however, that any options to purchase fractional shares resulting from any such adjustment shall be eliminated, and provided further that any such adjustment shall be made in a manner so as not to constitute a modification as defined in Section 425(h) (3) of the Code.

            6. Adjustments on Reorganization - If the Company shall at any time participate in a reorganization to which 425(a) of the Code applies and (a) the Company is not the surviving entity, or (b) the Company is the surviving entity and the shareholders of the Company's Common Stock or Common Class A Stock are required to exchange their shares for property and/or securities, the Company shall give each optionee written notice of such fact on or before fifteen (15) days before such merger or consolidation, and each option shall be exercisable in full after receipt of such notice and prior to such merger or consolidation; however, options not exercised prior to such merger or consolidation shall expire on the occurrence of such merger or consolidation. A sale of all or substantially all the assets of the Company for a consideration (apart from assumption of obligations) consisting primarily of securities shall be deemed a merger or consolidation for the foregoing purposes. Notwithstanding the foregoing, the provisions of this Paragraph 6 shall be subject to Section 4(B) of the Plan.

            7. Dissolution of Issuer of Option Stock - In the event of the proposed dissolution or liquidation of the Company, the options granted hereunder shall terminate as of a date to be fixed by the Committee, provided that not less than thirty (30) days prior written notice of the date so fixed shall be given to the optionee, and the optionee shall have the right, during the period of thirty (30) days preceding such termination, to exercise his option. Notwithstanding the foregoing, the provisions of this Paragraph 7 shall be subject to Section 4(H) of the Plan if the optionee receives notice under
Section 4(H) at a time earlier than the notice provided herein.

            8. Rights as a Shareholder - The optionee shall have no rights as a shareholder with respect to any shares of Common Class A Stock of the Company held under option until the date of issuance of the stock certificate to him for such shares. Except as provided in Section 4(G) of the Plan, no adjustment shall be made for dividends (if any are applicable to the Common Class A Stock) or other applicable rights for which the record date is prior to the date of such issuance. The Common Class A Stock is non-voting, non-dividend bearing stock. Shares of Special Common Stock have priority over the Common Class A Stock upon liquidation of the Company.

            9. Status of Options - Options granted pursuant to the Plan are intended to qualify as Incentive Stock Options within the meaning of Section 422A of the Code, and the terms of the Plan
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and this option shall be so construed, provided, however that nothing in the
Plan or this Option shall be interpreted as a representation, guarantee or other undertaking on the part of the Company that the options granted pursuant hereto are, or will be, determined to be Incentive Stock Options, within the meaning of
Section 422A of the Code.

            10. Shareholders Agreement - Upon exercise of any option granted pursuant to this Agreement and prior to the issuance of any Common Class A Stock pursuant to such exercise, the Optionee shall first enter into a Shareholders Agreement with the Corporation in the form attached hereto as Exhibit 1.

            11. Stock Legend - Certificate evidencing shares of the Company's Common Class A Stock purchased upon the exercise of this Option shall be endorsed with the legend as required under the Plan and the Shareholders Agreement.

            12. Subject to Plan - This option is subject to all the terms and conditions of the Plan, and specifically to the power of the Compensation Committee of the Board of Directors of the Company to make interpretations of the Plan and of options granted thereunder, and of the Board of Directors of the Company to alter, amend, suspend, or discontinue the Plan subject to the limitation expressed in the Plan. In the event of any conflict between the provisions of Paragraphs 2 through 12 hereof and the Plan, the Plan shall govern. By acceptance hereof Optionee acknowledges receipt of a copy of the Plan and recognizes and agrees that all determinations, interpretations, or other actions respecting the Plan may be made by a majority of the Board of Directors of the Company or of the Compensation Committee, and that determinations, interpretations or other actions are final, conclusive, and binding upon all parties, including Optionee. Such Board of Directors or Committee may accelerate the time at which this Option may be exercised.



            IN WITNESS WHEREOF, this Option Agreement is executed as of the _____ day of _____________________, 19__.

                                        ATLANTIC DATA SERVICES, INC.


                                        By:__________________________________



            The undersigned Optionee hereby accepts the benefits of the foregoing Incentive Stock Option Agreement and agrees to comply with the terms thereof.



                                        _____________________________________